Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-67808, 333-90984, 333-110426 and 333-136742) and Forms S-8 (Nos. 333-31930, 333-60984, 333-114271, 333-117662, 333-136737, 333-136738, 333-155347 and 333-155349) of Ultralife Corporation of our reports dated March 16, 2010 relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Troy, Michigan
March 16, 2010